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                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 2000



SUBSIDIARIES OF THE REGISTRANT                                   Jurisdiction
                                                                 ------------
Baldwin Americas Corporation                                     Delaware
Baldwin Europe Consolidated Inc.                                 Delaware
Baldwin Asia Pacific Corporation                                 Delaware
Baldwin Technology Limited                                       Bermuda
Baldwin Document Finishing Systems, Inc.                         Delaware

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Technology Corporation                                   Connecticut
Baldwin Enkel Corporation                                        Delaware
Baldwin Graphic Systems, Inc.                                    Delaware

SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
Baldwin Kansa Corporation                                        Kansas

SUBSIDIARIES OF BALDWIN ENKEL CORPORATION
Enkel Foreign Sales Corporation                                  US Virgin Island

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV                                   Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV                                     Netherlands
Baldwin German Capital Holding GmbH                              Germany
Baldwin U.K. Holding Limited                                     United Kingdom
Baldwin Sweden Holding AB                                        Sweden
Baldwin France Sarl                                              France

SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
Baldwin  Grafotec GmbH                                           Germany
Baldwin International Products GmbH                              Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.                                                United Kingdom
Acrotec UK Ltd.                                                  United Kingdom

SUBSIDIARIES OF BALDWIN SWEDEN HOLDING AB
Baldwin Amal AB                                                  Sweden
Baldwin IVT AB                                                   Sweden
Baldwin Jimek AB                                                 Sweden

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
SUBSIDIARIES OF ACROTEC UK LTD.
Baldwin Globaltec Ltd.                                           United Kingdom

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin Asia Pacific Ltd.                                        Hong Kong
Baldwin Japan Ltd.                                               Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.       China
Baldwin Printing Equipment (Shanghai) Company, Ltd.              China
BAP VC Limited                                                   British Virgin Islands

SUBSIDIARIES OF BALDWIN ASIA PACIFIC LTD
Baldwin Graphic Equipment Pty. Ltd.                              Australia
Baldwin Printing Controls Ltd.                                   Hong Kong
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